REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of _____ 1997 (the "Agreement"), between Travel Services International, Inc., a Delaware corporation ("TSII") and _______________________________, a Delaware corporation (the "Company").

                  WHEREAS, Company has made significant capital contributions to TSII and currently owns a large portion of the issued and outstanding shares of common stock, $.01 par value, of TSII (the "Common Stock"); and

                  WHEREAS, in connection with the proposed initial public offering (the "Initial Public Offering") of the Common Stock, TSII wishes to grant to the Company certain registration rights with respect to the shares of Common Stock that the Company currently owns or may acquire in the future, as provided further herein.

                  NOW THEREFORE, in consideration of the capital contributions made by the Company to TSII and of the promises herein contained, the parties hereto agree as follows:

         1.       Definitions.
                  -----------
                  As used in this Agreement:

                  (i) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  (ii) the term "Registrable Securities" means (A) all shares of Common Stock owned by the Company as of the date hereof, (B) any additional shares of Common Stock acquired by the Company and (C) any capital stock of TSII issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clause (A) or
(B) above;

                  (iii) the term "Holder" shall mean the Company or any other holder of Registrable Securities to whom the rights under this Agreement have been assigned and the term "Holders" shall mean all such Holders collectively;

                  (iv) the term "Initiating Holders" shall mean any Holder or Holders who in the aggregate are Holders of a majority of the Registrable Securities issued to the Founding Stockholders;

                  (v) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;



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                  (vi)  "Registration   Expenses"  shall  mean  all  third-party
expenses incurred by TSII in compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for TSII and the underwriters, if any, blue sky fees and expenses and the third-party expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of TSII, which shall be paid in any event by TSII);

                  (vii) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders;

                  (viii) "Act" shall mean the Securities Act of 1933, as amended; and

                  (ix) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  2.       Requested Registration.
                           ----------------------
                  (i) Request for Registration. If TSII shall receive from an Initiating Holder, no sooner that two years following the completion of the Initial Public Offering, a written request that TSII effect any registration with respect to all or a part of the Registrable Securities, TSII will:

                  (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                  (B) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the
         Act) as may be so requested and as would permit or facilitate the sale and distribution as soon as is practicable of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by TSII within 10 business days after written notice from TSII is given under Section 2(i) (A) above; provided that TSII shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2:

                           (x) In any  particular  jurisdiction  in  which  TSII
                  would be required  to execute a general  consent to service

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                  of process in effecting such  registration,  qualification  or compliance, unless TSII is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder;

                           (y) After TSII has effected three (3) such registrations pursuant to this Section 2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; or

                           (z) If the  Registrable  Securities  requested by all
                  Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $[10,000,000].

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(ii) below, include other securities of TSII which are held by officers or directors of TSII, or which are held by persons who, by virtue of agreements with TSII are entitled to include their securities in any such registration, but TSII shall have no absolute right to include any of its securities in any such registration.

                  The registration rights set forth in this Section 2 shall be assignable, in whole or in part, to any transferee of Common Stock (who shall be bound by all obligations of this Section 2).

                  (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise TSII as a part of their request made pursuant to Section 2.

                  If officers or directors of TSII holding other securities of TSII shall request inclusion in any registration pursuant to Section 2, or if holders of securities of TSII other than Registrable Securities who are entitled, by contract with TSII or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such officers, directors and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and TSII shall (together with all officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the initiating Holders and reasonably acceptable to TSII. Notwithstanding any other provision of this Section 2, if the representative advises

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the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of TSII held by officers or directors of TSII and the securities held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares proposed to be sold by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to TSII, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, TSII may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  (iii) Notwithstanding the foregoing, if TSII shall furnish to Holders requesting the filing of a registration statement pursuant to Section 2
(i), a certificate signed by the president or Chief Executive Officer of TSII stating that in the good faith judgment of the Board of Directors of TSII, it would be seriously detrimental to TSII and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then TSII shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that TSII may not utilize this right more than once in any twelve (12) month period.

                  3.       TSII Registration.
                           -----------------
                  (i) If TSII shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantiallY the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, TSII will:

                  (A)      promptly give to each of the Holders a written

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         notice  thereof  (which shall  include a list of the  jurisdictions  in which TSII intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen
         (15) days after receipt of the written notice from TSII described in clause (i) above, except as set forth in section 2(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                  (ii) Underwriting. If the registration of which TSII gives notice is for a registered public offering involving an underwriting, TSII shall so advise each of the Holders as a part of the written notice given pursuant to
Section 3(i)(A). In such event, the right of each of the Holders to registration pursuant to this Section 3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with TSII and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by TSII. Notwithstanding any other provision of this Section 3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. TSII shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of TSII held by officers, directors and Other Stockholders of TSII (other than securities held by holders who by contractual right initiated the demand for such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares proposed to be sold by such Holder or Demanding Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or Demanding Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw there from by written notice to TSII and the underwriter. Any Registrable Securities or other securities excluded or withdrawn
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from such underwriting shall be withdrawn from such registration.


                  (iii) Number and Transferability. Each of the Holders shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 3. The registration rights granted pursuant to this
Section 3 shall be assignable, in whole or in part, to any transferee of the Common Stock (who shall be bound by all obligations of this Section 3).

                  4. Expenses of Registration. All Registration Expenses and Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 of this Agreement shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. Without limiting the generality of the foregoing, in the event TSII includes shares in any registration, qualification or compliance pursuant to
Section 2 of this Agreement, TSII shall pay the Registration Expenses in proportion to TSII's share of the total number of shares included in such registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3 of this Agreement shall be borne by TSII, and all Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the Holders of securities so registered pro rata on the basis of the number of shares so registered.

                  5. Registration procedures. In the case of each registration effected by TSII pursuant to this Agreement, TSII will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. TSII will:

                  (i) keep such registration effective for a period of one hundred eighty (180) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 180-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 9 hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended until all such Registrable Securities are sold, provided that Rule 418, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which
         (y) includes any prospectus required by Section 10(a) of the Act or reflects facts or events representing a material or fundamental change in the information set forth in the

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         registration  statement,  the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and

                  (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

provided, however, that the Holders, pro rata on the basis of the number of their shares so included in such registration, reimburse TSII for expenses incurred in performing its obligations under this Section 5.

                  6.       Indemnification.
                           ---------------
                  (i) TSII will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by TSII of the Act or any rule or regulation thereunder applicable to TSII and relating to action or inaction required of TSII in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the
Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that TSII will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to TSII by the Holders or underwriter and stated to be specifically for use therein.

                  (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify TSII, each of its directors and officers and each underwriter, if any, of TSII's securities covered by such a registration statement, each person who controls TSII or such underwriter within the meaning of the Act and the rules and

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regulations  thereunder,  each  Other  Stockholder  and each of their  officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse TSII and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to TSII by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

                  (iii)  Each  party  entitled  to  indemnification  under  this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably

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required in connection  with the defense of such claim and litigation  resulting therefrom.

                  (iv) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (vi) The foregoing indemnity agreement of TSII and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                  7. Information by the Holders. Each of the Holders and each Other Stockholder holding securities included in any registration, shall furnish to TSII such information regarding such Holder or Other Stockholder and the distribution opposed by such Holder or Other Stockholder as TSII may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.


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                  8.       Rule 144 Reporting.
                           ------------------
                  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, TSII agrees to:

                  (i) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by TSII for an offering of its securities to the general public;

                  (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of TSII under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by TSII as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by TSII for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of TSII, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  9. "Market Stand-off" Agreement. The Company agrees, if requested by TSII and an underwriter of Common Stock (or other securities) of TSII, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of TSII held by such Holder during the 180 day period following the effective date of the initial registration statement of TSII filed under the Act and during the 90 day period following any subsequent registration statement filed under the Act, provided that all executive officers and directors of TSII enter into similar agreements.

                  If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. TSII may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period. The provisions of this Section 9 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.


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                  10.  Termination.  The  registration  rights set forth in this
Agreement shall not be available to any Holder if, in the opinion of counsel to TSII, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Act (without giving effect to the provisions of Rule 144 (k)).

                  11. Notices. All communications provided for hereunder shall be sent by first-class mail and (a) if addressed to the Company, addressed to the Company, at _____________________________, Attention: _____________________,
or at such other address as such party shall have furnished to TSII in writing, or if addressed to any other Holder of Registrable Securities, at the address that such Holder shall have furnished to TSII in writing, or, until any such other Holder so furnishes to the company an address, then to and at the address of the last Holder of such Registrable Securities who has furnished an address to TSII, or (c) if addressed to TSII, at 515 N. Flagler Drive, Suite 300, West Palm Beach, Florida 33401-4321, Attention: President, or at such other address, or to the attention of such other officer, as TSII shall have furnished to each Holder of Registrable Securities at the time outstanding.

                  12. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to TSII, its respective successors and assigns and, with respect to the Company, any Holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

                  13. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

                  14. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

                  15. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  16. Other Registration Rights. For so long as the Company holds at least 20% of the Registrable Shares, TSII shall not, without the prior written consent of the Company, enter into any agreement, understanding or arrangement pursuant to which TSII grants registration or other similar rights to any shareholder unless the Holders shall be entitled to have included in any

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


registration effected pursuant to Section 3 hereof all Registrable Shares requested by them to be so included prior to the inclusion of any securities requested to be registered by the shareholders entitled to any such other registration or other similar rights.

                  IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                             TRAVEL SERVICES INTERNATIONAL, INC.



                                             By
                                                --------------------------------
                                                Name:
                                                Title:


                                             [Company]




                                             By
                                                --------------------------------
                                                Name:
                                                Title:



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